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                                                                    EXHIBIT 15B





October 9, 1998


Chrysler Corporation
1000 Chrysler Drive
Auburn Hills, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the three-month and nine-month periods ended September 30, 1998 and 1997, as indicated in our report dated October 9, 1998. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated by reference in the following Registration Statements:



                         REGISTRATION
FORM                     STATEMENT NO.                            DESCRIPTION

S-8                        33-5588                   Chrysler Salaried Employees' Savings Plan

S-8                        33-6117                   Chrysler Corporation Stock Option Plan

S-3                        33-13739                  Chrysler Corporation Common Stock deliverable to Selling
                                                     stockholder named therein

S-3                        33-15716                  Chrysler Corporation Common Stock deliverable to Selling
                                                     stockholders named therein

S-8                        33-15544                  Chrysler Corporation Common Stock
                           (Post-Effective           deliverable pursuant to the 1972 and 1980
                            Amendment No. 1)         American Motors Corporation Stock Option Plans

S-3                        33-15849                  Chrysler Corporation Debt Securities

S-3                        33-22233                  Chrysler Corporation Common Stock deliverable to Selling
                                                     stockholders named therein

S-3                        33-39688                  Chrysler Corporation Common Stock deliverable to Selling
                                                     stockholders named therein



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

                         REGISTRATION
FORM                     STATEMENT NO.                            DESCRIPTION

S-8                        33-47986                  Chrysler Corporation 1991 Stock Compensation Plan

S-3                        33-59294                  Chrysler Corporation Common Stock deliverable to Selling
                                                     stockholder named therein

S-8                        33-55817                  Chrysler Corporation 1991 Stock Compensation Plan

S-3                        33-21589                  Chrysler Corporation Debt Securities

S-4                        333-21849                 Chrysler Corporation Debt Securities

S-3                        333-64195                 Chrysler Corporation Common
                                                     Stock deliverable to Selling
                                                     Stockholders named therein



We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


Deloitte & Touche LLP

Detroit, Michigan